UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2007

MEDIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19131	52-1555759
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One MedImmune Way Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 398-0000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On June 25, 2007, MedImmune, Inc. (“MedImmune” or the “Company”) issued a notice of redemption (the “Notice”) to redeem all of its 1% Convertible Senior Notes due 2023 (the “Notes”), which were issued pursuant to an indenture dated July 15, 2003 (the “Indenture”) between the Company and The Bank of New York, as trustee.  The aggregate principal amount of Notes outstanding is $10.3 million.  The Notes are scheduled for redemption on August 9, 2007 (the “Redemption Date”) at a redemption price of $1,000.69 per $1,000 principal amount of Notes (the “Redemption Price”), which is equal to 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the Redemption Date.  On and after the Redemption Date, the Notes will no longer be deemed outstanding, interest will cease to accrue thereon, and all rights of the holders of the Notes will cease, except for the right to receive the Redemption Price, without interest thereon.

In lieu of redemption, pursuant to the terms of the Indenture, the holders of the Notes have the right to convert the Notes into an amount of cash equal to $850.69 per $1,000 principal amount of Notes.  As previously announced, on June 18, 2007, an indirect wholly owned subsidiary of AstraZeneca PLC, a public limited company incorporated under the laws of England and Wales (“AstraZeneca”), merged (the “Merger”) with and into MedImmune, and MedImmune became an indirect wholly owned subsidiary of AstraZeneca.  As a result of the Merger and in accordance with the Indenture, the right of the holders to convert Notes into MedImmune’s common stock was changed into the right to convert Notes into the amount of cash such holders would have been entitled to receive pursuant to the Merger had such Notes been converted entirely into shares of MedImmune’s common stock immediately prior to the Merger.  The amount of cash to be received upon conversion per $1,000 principal amount of Notes is therefore equal the conversion rate, which was equal to 14.6671 shares of MedImmune common stock per $1,000 principal amount of Notes on June 18, 2007, multiplied by the $58.00 per share paid to holders of MedImmune’s common stock in the Merger.  As more fully described in the Notice, Notes may be converted at any time prior to 5:00 p.m. (New York City time) on August 8, 2007 (the business day immediately preceding the Redemption Date).

Holders of Notes should read carefully the Notice they will be receiving regarding their redemption rights and conversion rights, as it contains important information as to the procedures and timing for the exercise of such rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 27, 2007

MedImmune, Inc.

By:	/s/ William C. Bertrand
	Name:	William C. Bertrand Jr., Esq.
	Title:	Senior Vice President, General
Counsel & Corporate Secretary